SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 17, 2008

HEALTHTRONICS, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-30406	58-2210668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Capital of Texas Highway

Suite B-200

Austin, Texas 78746

(Address of principal executive offices including Zip Code)

(512) 328-2892

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 17, 2008, Ross A. Goolsby resigned, effective on September 30, 2008, from his position as Senior Vice President and Chief Financial Officer of HealthTronics, Inc. (the “Company”) to pursue other business opportunities.

(c) Richard A. Rusk, Vice President, Controller, Treasurer, and Secretary of the Company, will assume the duties of interim Chief Financial Officer of the Company effective on September 30, 2008. Mr. Rusk will continue to retain his responsibilities as Vice President, Controller, Treasurer, and Secretary.

Mr. Rusk, age 47, joined the Company in 2000 as Corporate Controller and was named Vice President in 2002. In 2006, Mr. Rusk was appointed Treasurer and Secretary. Before joining the Company, Mr. Rusk, a CPA, was with KPMG LLP for approximately seventeen years, the last ten years as a senior audit manager.

(e) In connection with Mr. Goolsby’s departure, the Company entered into a Termination and Consulting Agreement with Mr. Goolsby whereby (1) the Company will pay Mr. Goolsby $95,000 on September 30, 2008 in lieu of participation in the Company’s annual incentive compensation program for 2008, (2) Mr. Goolsby agreed to provide consulting services to the Company until January 7, 2009 and the Company will make semi-monthly payments of $11,458 to Mr. Goolsby during such period for these consulting services, (3) Mr. Goolsby will be eligible to continue to participate in Company employee benefit plans made generally available to Company employees (to the extent permitted by law and the terms of the plans) until the earlier of January 7, 2009 and the termination of Mr. Goolsby’s consultancy, and (4) the Company will reimburse COBRA expenses of Mr. Goolsby for his continued coverage under the Company’s medical plan until the earlier of (i) the expiration of the period of coverage under COBRA, and (ii) the date Mr. Goolsby is eligible for participation in a new employer’s group plans. The Termination and Consulting Agreement also provides that the nonsolicitation provision set forth in Mr. Goolsby’s Executive Employment Agreement will continue in full force and effect and that such Executive Employment Agreement is otherwise terminated. The Termination and Consulting Agreement is attached as Exhibit 10.1, which exhibit is incorporated herein by reference.

Item 9.01.	Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Termination and Consulting Agreement, dated September 19, 2008, by and between HealthTronics, Inc. and Ross A. Goolsby.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHTRONICS, INC.
(Registrant)

Dated: September 22, 2008	By:	/s/ Richard A. Rusk
	Name:	Richard A. Rusk
	Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
10.1	Termination and Consulting Agreement, dated September 19, 2008, by and between HealthTronics, Inc. and Ross A. Goolsby.